UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 29, 2013

CHATHAM LODGING TRUST
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-34693	27-1200777
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

50 Cocoanut Row, Suite 211, Palm Beach, Florida		33480
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(561) 802-4477

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 29, 2013, the Compensation Committee (the "Compensation Committee") of the Board of Trustees of Chatham Lodging Trust (the "Company") approved compensatory arrangements in which the executive officers of the Company will participate. The arrangements include compensation for 2012 and 2013 and are described in further detail below.

Cash Bonus Compensation for 2012

The Compensation Committee approved payment of cash bonuses to each of the Company’s three named executive officers for performance in 2012. To reward their continued service to the Company and their execution of the Company’s investment strategy and successful capital markets and financing activities in a challenging economic environment, the Compensation Committee awarded to each of these executives a cash bonus for 2012 as follows:

• Jeffrey H. Fisher, the Company’s Chairman, President and Chief Executive Officer, received $575,000.
• Dennis M. Craven, the Company’s Executive Vice President and Chief Financial Officer, received $250,000.
• Peter Willis, the Company’s Executive Vice President and Chief Investment Officer, received $250,000.

2013 Compensation

The key elements of the Company’s 2013 compensation program are base salary, annual cash incentive awards, time-based restricted share incentive awards and performance-based equity incentive awards, pursuant to the Company’s Equity Incentive Plan (the "Plan"). The following disclosure describes the material terms of the elements of the program and, where applicable, the awards and target awards which have been approved by the Compensation Committee for the Company’s three named executive officers. The structure and amounts are based, in large part, on the recommendations of a third-party compensation consultant, retained by the Compensation Committee, who reviewed and analyzed the compensation levels and programs of peer companies.

Base Salary and Annual Cash Incentive Awards

The Compensation Committee approved the following base salary for 2013 for each of the named executive officers:

• Jeffrey H. Fisher $450,000.
• Dennis M. Craven, $315,000.
• Peter Willis, $315,000.

For each executive, any cash bonus awards for 2013 will be determined at the sole discretion of the Compensation Committee based on the Company’s continued implementation of its business plan.

Time-Based Restricted Share Incentive Awards

Each named executive officer is eligible to receive time-based restricted share incentive awards in the form of restricted common shares of the Company. For 2013, the Compensation Committee awarded restricted common shares, which will vest ratably on January 29, 2014, January 29, 2015 and January 29, 2016 (provided that the recipient remains employed by the Company through the applicable vesting date, subject to acceleration of vesting in the event of the recipient’s death, disability, termination without cause or resignation with good reason, or in the event of a change of control of the Company), to Messrs. Fisher, Craven, and Willis as follows:

• Jeffrey H. Fisher, time-based restricted share grant of 23,555 shares with a grant date fair value of $375,000.
• Dennis M. Craven, time-based restricted share grant of 9,422 shares with a grant date fair value of $150,000.
• Peter Willis, time-based restricted share grant of 7,852 shares with a grant date fair value of $125,000.

The grant date fair value of these awards was calculated in accordance with FASB ASC 718 and based on the closing price per share of the Company’s common shares on January 28, 2013. Prior to vesting, each named executive officer will be entitled to receive dividends on the common shares subject to the awards and will be entitled to vote the shares.

Performance-Based Equity Incentive Awards

The Compensation Committee approved target 2013 performance-based equity incentive awards that may be awarded in the form of restricted common shares of the Company, subject to fulfillment of the conditions described below. The common shares that are issuable pursuant to the 2013 performance-based equity incentive awards may be issued and vest only if and to the extent that (i) the Company’s shareholders approve an increase in the number of total shares eligible for issuance under the Plan, (ii) the Company achieves certain long-term performance criteria established by the Compensation Committee and (iii) the recipient remains employed by the Company through the vesting date, subject to acceleration of vesting in the event of the recipient’s death, disability, termination without cause or resignation with good reason, or in the event of a change of control of the Company.

If the Company's shareholders approve an increase in the number of total shares eligible for issuance under the Plan, the 2013 performance-based equity incentive awards will be granted effective upon approval of the amended Plan by the Company’s shareholders. The 2013 performance-based equity incentive awards will vest on January 15 in 2014, 2015 and 2016, to the extent that the performance goals are achieved and provided that the recipient remains employed by the Company through the vesting date. Prior to vesting, the recipients will not be entitled to vote or receive dividends on the common shares subject to the 2013 performance-based equity incentive awards. However, dividends paid on the shares between the grant date and the vesting date will be accumulated and paid when, and to the extent that, the award vests. To the extent that the 2013 performance-based equity awards vest, the recipient will receive an additional cash payment based on the dividends paid on common shares between January 29, 2013, and the date that the shares are issued following shareholder approval of the amended Plan.

The interest in the common shares covered by the performance-based share awards described above shall become vested based on the company’s Total Shareholder Return. "Total Shareholder Return" means, with respect to any calendar year, the total percentage return per common share based on the closing price of the Company’s common shares on the last day of the preceding calendar year compared to the closing price of the Company’s common shares on the last day of such calendar year and assuming contemporaneous reinvestment in common shares of all dividends and other distributions at the closing price of the Company’s common shares on the date such dividend or other distribution was paid. The performance-based share awards shall become vested based on the following:

(a) The interest in the number of common shares that most nearly equals (but does not exceed) one-third of the common shares covered by this share award shall be vested on January 15, 2014, if the Total Shareholder Return for calendar year 2013 is 8% or more.

(b) The interest in the number of Common Shares that most nearly equals (but does not exceed) one-third of the common shares covered by this share award shall be vested on January 15, 2015, if the Total Shareholder Return for calendar year 2014 is 8% or more.

(c) The interest in the number of common shares that most nearly equals (but does not exceed) one-third of the common shares covered by this share award shall be vested on January 15, 2016, if the Total Shareholder Return for calendar year 2015 is 8% or more.

(d) The interest in the number of common shares that most nearly equals (but does not exceed) two-thirds of the common shares covered by this share award (less any common shares that vested under paragraph (a) and paragraph (b)), shall be vested on January 15, 2015, if the average Total Shareholder Return for calendar years 2013 and 2014 is 8% or more.

(e) The interest in all of the common shares covered by this share award (less any common shares that vested under paragraphs (a), paragraph (b), paragraph (c) and paragraph (d)), shall be vested on January 15, 2016, if the average Total Shareholder Return for calendar years 2013, 2014 and 2015 is 8% or more.

The target maximum amounts of performance-based restricted share grants to each of the named executive officers are as follows:

• Jeffrey H. Fisher, target performance-based restricted share grant of 23,555 shares.
• Dennis M. Craven, target performance-based restricted share grant of 9,422 shares.
• Peter Willis, target performance-based restricted share grant of 7,852 shares.

Based solely on the closing price per share of the Company’s common shares on January 28, 2013, the value of the target number of shares issuable pursuant to the performance-based share incentive awards to Messrs. Fisher, Craven and Willis would be $375,000, $150,000 and $125,000, respectively. To the extent the performance-based awards are granted and vest, the Company will estimate the aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures, and will calculate the value at the grant date based on the probable outcome of the performance conditions.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHATHAM LODGING TRUST

January 30, 2013	By:	Dennis M. Craven

Name: Dennis M. Craven
Title: Chief Financial Officer